11

                                    EXHIBIT 2
                                    ---------

                           RIGHTS AGREEMENT AMENDMENT

         THIS RIGHTS AGREEMENT AMENDMENT, dated as of March 16, 1999 (as the same may be modified, amended, supplemented and/or restated from time to time, this "Amendment"), relates to that certain Rights Agreement, dated as of June 4, 1997 (as the same may be further modified, amended, supplemented and/or restated from time to time, the "Agreement"), between ELXSI CORPORATION, a Delaware corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Rights Agent (the "Rights Agent"). Capitalized terms used and not defined herein have the respective meanings ascribed to such terms under the Agreement.

                                   BACKGROUND

         Prior to the date hereof, Peter R. Kellogg and certain other Kellogg Group Members (as such term is defined hereinbelow) became the Beneficial Owners, in the aggregate, of more than 15% of the outstanding shares of Common Stock of the Company, with the result that (but for the amendments to the Agreement set forth in Section 1(A) hereof (the "Kellogg Amendments")) such Persons may have become "Acquiring Persons" under the Agreement. Under the Kellogg Standstill Agreement (as such term is defined hereinbelow), Peter R. Kellogg and the other Kellogg Persons (as such term is defined therein) have represented and warranted to the Company that: (i) their becoming "Acquiring Persons" under the Agreement (if in fact the case) was inadvertent, and (ii) said shares were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having that purpose or effect.

         The Board of Directors of the Company, all of whom are Continuing Directors within the meaning of the Agreement: (x) having taken into consideration the foregoing representations and warranties of the Kellogg Persons and the other provisions of the Kellogg Standstill Agreement, and (y) having determined that, in light of such representations, warranties and other provisions, permitting said inadvertent acquisition of Common Stock to result in a Triggering Event or Distribution Date under the Agreement would be inimical to the interests of, if not injurious to, the Company and the holders of the Rights, wish to supplement and amend the Agreement in order to (among other things, as set forth hereinbelow) permit the present Common Stock holdings of the Kellogg Group Members without resulting in such a Triggering Event or Distribution Date.

         This Amendment is being executed and delivered by the Company and, at the direction of the Company, the Rights Agent in compliance with, and in accordance with the authority granted under, Section 27 (AMENDMENTS AND SUPPLEMENTS) and Section 29 (DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS) of the Agreement. The Board of Directors of the Company has determined that the amendments to the Agreement effected hereunder are for the purpose of protecting, enhancing or clarifying the rights of, and/or, the benefits to, the holders of Rights.

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   AGREEMENTS

         SECTION 1.  AMENDMENT AND ADDITION OF CERTAIN DEFINITIONS.

              (A) AMENDED AND RESTATED "ACQUIRING PERSON". Section 1(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

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                                                                              12

                  (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) any Exempt Person (as hereinafter defined) or (ii) any Milley Group Member, if and so long as all Milley Group Members, together with their Affiliates and Associates, are not the Beneficial Owners of 35% or more of the shares of Common Stock then outstanding or (iii) any Kellogg Group Member, if and so long as all Kellogg Group Members, together with their Affiliates and Associates, are not the Beneficial Owners of a number shares of Common Stock equal to or in excess of the Kellogg Group Member Limit. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of beneficial ownership of shares of Common Stock by the Company that, by reducing the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) outstanding, increases the percentage of shares of Common Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 15% or more (or, in the case of the Milley Group Members, 35% or more) of the shares of Common Stock then outstanding; PROVIDED, HOWEVER, that if any Person (other than Exempt Persons) (together with all Affiliates and Associates of such Person) shall become the Beneficial Owner of 15% or more (or, in the case of the Milley Group Members, 35% or more, or, in the case of the Kellogg Group Members, the Kellogg Group Member Limit) of the shares of Common Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the first sentence of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not, solely as a result of such inadvertent acquisition, be deemed to be an "Acquiring Person" for any purpose of this Agreement.

              (B) AMENDMENT TO "BENEFICIAL OWNERSHIP". The proviso at the end of
Section 1(c) of the Agreement is hereby amended and restated to read in its entirety as follows:

         PROVIDED, HOWEVER, that nothing in this subsection (c) shall cause (i) a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition, or (ii) a Milley Group Member, or an Affiliate or Associate of a Milley Group Member, to be the "Beneficial Owner" of, or to "beneficially own," any Kellogg Group Member Shares.

              (C) ADDITIONAL DEFINITIONS. Section 1 of the Agreement is hereby further amended by adding to the following new definitions after subsection (r) at the end thereof, to read in their entirety as follows:

                  (s) "Amendment Base Date" shall mean March 16, 1999.

                  (t) "Kellogg  Group  Member"  shall mean (i) Peter R. Kellogg,
         (ii) the spouse of Peter R. Kellogg, (iii) any guardian, representative, executor, estate, administrator or agent of Peter R. Kellogg or his spouse, but only with respect to any shares of Common

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                                                                              13

         Stock beneficially owned by any such guardian, representative, executor, estate, administrator or agent in its capacity as such, (iv) any trust for the benefit of Peter R. Kellogg or his spouse, and (v) any corporation, partnership, limited liability company, foundation or other entity which Peter R. Kellogg or his spouse may control (within the meaning of Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act). For purposes of clarification, at the Amendment Base Date the Kellogg Group Members and the Affiliates and Associates thereof that beneficially own Common Stock are: Peter R. Kellogg (individually); Cynthia K. Kellogg, Peter R. Kellogg's spouse; I.A.T. Reinsurance Syndicate Ltd., a Bermuda corporation and its subsidiaries; the Peter R. Kellogg & Cynthia K. Kellogg Foundation, a New Jersey corporation; and the NOM Trust U/W/O James C. Kellogg, III, a New Jersey-domiciled trust. The foregoing listing of Kellogg Group Members and the Affiliates and Associates thereof: (a) is based upon the representations and warranties of the Kellogg Persons under (and as defined in) the Kellogg Standstill Agreement, (b) may not be an exhaustive listing of such Persons, and (c) accordingly, shall not be construed to exclude any other Person within the definition thereof who is not, in fact, included in such listing.

                  (u) "Kellogg Group Member Limit" shall mean, at any time, the greater of: (i) 1,000,000 shares of Common Stock (PROVIDED that if at any time after the Amendment Base Date the Company shall effect any stock split (forward or reverse), stock dividend or similar transaction, then the foregoing share numbers shall be proportionately increased or decreased, as appropriate) LESS the number of shares of Common Stock then beneficially owned by all Kellogg Related Persons and all of their respective Affiliates and Associates, and (ii) 15% of the shares of Common Stock then outstanding; PROVIDED, HOWEVER, if at any time any Kellogg Group Member of any Affiliate or Associate of any Kellogg Group Member that beneficially owns Common Stock either (x) is not eligible to report such ownership on a short-form statement on
         Schedule 13G under the Exchange Act (or any comparable or successor report) due to a failure to meet the condition to such eligibility set forth in Rule 13d-1(c)(1) of the General Rules and Regulations under the Exchange Act (or any comparable or successor rule), or (y) having previously been so eligible, ceases to be so eligible by operation of Rule 13d-1(e)(i) of the General Rules and Regulations under the Exchange Act (or any comparable or successor rule), then the foregoing clause (i) shall no longer be effective and the "Kellogg Group Member Limit" at such time shall be 15% of the shares of Common Stock then outstanding.

                  (v) "Kellogg Group Member Shares" shall mean, at any time any shares of Common Stock: (i)(x) beneficially owned (within the meaning of Rule 13d-3 or Rule 16a-1(a)(2) of the General Rules and Regulations under the Exchange Act) by any Kellogg Group Member, any Kellogg Related Person or any Affiliate or Associate of any Kellogg Group Member or Kellogg Related Person and (y) the power to vote of which, in accordance with the Kellogg Standstill Agreement, shall have been granted to a Milley Group Member (or any designee thereof); or (ii) otherwise acquired by any Milley Group Member (or any designee thereof) pursuant to the Kellogg Standstill Agreement.

                  (w) "Kellogg Related Person" shall mean (i) any descendant of Peter R. Kellogg, (ii) the spouse of any descendant of Peter R. Kellogg, (iii) any guardian, representative, executor, estate, administrator or agent of any descendant of Peter R. Kellogg or the spouse of any descendant of Peter R. Kellogg, but only with respect to any shares of Common Stock beneficially owned by any such guardian, representative, executor, estate, administrator or agent in its capacity as such, (iv) any trust for the benefit of any descendant of Peter R. Kellogg or any spouse of such descendant, and (v) any corporation, partnership, limited liability company, foundation or other entity which

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                                                                              14

         any descendant of Peter R. Kellogg or any spouse of such descendant may control (within the meaning of Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act). If any Person may be deemed to be both a Kellogg Group Member or an Affiliate or Associate of a Kellogg Group Member, on the one hand, as well as a Kellogg
         Related Person or any Affiliate or Associate of a Kellogg Related Person, on the other hand, then such Person shall for all purposes be deemed to be a Kellogg Group Member or an Affiliate or Associate of a Kellogg Group Member, as the case may be.

                  (x) "Kellogg Standstill Agreement" shall mean that certain Standstill Agreement, dated as of March 16, 1999, among the Company, Alexander M. Milley, the Persons whose names appear on the signature page thereto under the terms "Original Kellogg Persons", and the other Persons, if any, who subsequently become party to such Agreement as "Additional Kellogg Persons", as the same may be modified, amended, supplemented and/or restated from time to time.

         SECTION 2. EFFECTIVENESS. (A) The Kellogg Amendments are being implemented based upon: (i) the considerations and determinations of the Board of Directors of the Company described in the "Background" section of this Amendment, and (ii) the presumption that (x) the representations and warranties of the Kellogg Persons under the Kellogg Standstill Agreement are true, correct and complete in all material respects and (y) the Kellogg Persons thereunder will at all relevant times fully comply with all of their covenants and agreements thereunder. Accordingly, in the event that at any time any Kellogg Person shall be in breach of or default under the Kellogg Standstill Agreement (which for this purpose shall include (x) any failure on the part of any Kellogg Related Person or any Affiliate or Associate thereof to execute and deliver an instrument contemplated by Section 2.2(D) of the Kellogg Standstill Agreement under the circumstances provided for thereunder and (y) any breach of or default under such an instrument by any such Person), then (without limiting any of the rights or remedies that may be available to the parties under the Kellogg Standstill Agreement at law or in equity), the effectiveness of the Kellogg Amendments shall, at the election of the Company (upon approval of a majority of the Continuing Directors then in office), be suspended or terminated, without the approval of or notice to: (a) any holders of certificates representing shares of Common Stock and associated Rights or of any Rights Certificates, (b) the Rights Agent, or (c) any other Person. In the event that any such suspension or termination of the Kellogg Amendment results in any Person who would have been an Acquiring Person (but for the Kellogg Amendments) becoming an Acquiring Person, the time period for measuring the occurrence of any resulting Distribution Date and/or a Triggering Event under the Agreement shall commence on the effective date of such suspension or termination (as the case may be), unless and to the extent otherwise determined by a majority of the Continuing Directors in approving such suspension or termination (as the case may be).

              (B) If at any time after the date hereof the beneficial ownership of shares of Common Stock of the Kellogg Group Members, Kellogg Related Persons and the Affiliates and Associates of any Kellogg Group Member or Kellogg Related Person shall be less than 3% of the Common Stock then outstanding (in the aggregate for all such Persons), then the Kellogg Amendments shall automatically and forthwith terminate thereupon.

         SECTION 3. NOTICES. The address for notices or demands authorized by the Agreement to or on the Company is hereby amended and restated to read in its entirety as follows:

                               ELXSI Corporation
                               3600 Rio Vista Avenue
                               Suite A
                               Orlando, Florida  32805
                               Attention: President

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                                                                              15

         SECTION  4.   SUPPLEMENTS  AND   AMENDMENTS.   This  Amendment  may  be
supplemented and amended if such supplement or amendment (as the case may be) is in compliance with Section 27 of the Agreement.

         SECTION 5. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder and under the Rights Agreement.

         SECTION 6. BENEFITS OF THIS AMENDMENT. Nothing in this Amendment shall be construed to give to any Person (including any Kellogg Group Member, any Kellogg Related Person or any Affiliate or Associate of any Kellogg Group Member or Kellogg Related Person) other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the shares of Common Stock) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the shares of Common Stock).

         SECTION 7. SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language of this Amendment would adversely affect the purpose or effect of this Amendment, the right of redemption set forth in Section 23 of the Agreement shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

         SECTION 8. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; PROVIDED, HOWEVER, that the rights and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 9. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


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                                                                              16

         SECTION 10. DESCRIPTIVE HEADINGS. The Section headings in this Agreement are for convenience of reference purposes only and shall not control or affect the meaning or construction of any provision of this Agreement. Section references in this Agreement are to the referenced Sections of this Agreement, unless the context otherwise requires.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                              ELXSI CORPORATION


Attest:                                       By:_______________________________
                                                 Name:  Alexander M. Milley
                                                 Title: President
By:______________________________
   [Assistant] Secretary


                                              CONTINENTAL STOCK TRANSFER
                                              & TRUST COMPANY, as Rights Agent


Attest:                                       By:_______________________________
                                                 Name:  William F. Seegraber
                                                 Title: Vice President

By:______________________________
   [Assistant] Secretary